                             SEVERANCE AGREEMENT
                             -------------------

        THIS AGREEMENT, dated November 18, 1999, is made by and between L90, Inc., a Delaware corporation (the "Company"), and Thomas A. Sebastian (the "Executive").

        WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

        WHEREAS, the Board recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

        WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

          1.  Defined Terms.  The definitions of capitalized terms used in this
              -------------
Agreement are provided in the last Section hereof.

          2.  Term of Agreement.  The Term of this Agreement shall commence on
              -----------------
the date hereof (the "Effective Date") and shall continue in effect through the fourth anniversary of the Effective Date; provided, however, that commencing on
                                          --------  -------
each anniversary of the Effective Date during the Term of this Agreement, the Term shall automatically be extended for one additional year unless, not later than 90 days prior to any such anniversary, the company or the Executive shall have given notice not to extend the Term; and further provided, however, that if
                                              ------- --------  -------
one or more Change in Control events shall have occurred during the Term, the Term shall expire twenty-four (24) months following the month in which the first such Change in Control occurred.

          3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no benefits shall be payable under this Agreement unless during the Term there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) (i) a termination of the Executive's employment with the Company following a Change in Control or (ii) with respect to the acceleration of stock options provided under Section 6.1(B) hereof, the occurrence of an event that gives the Executive the right to terminate employment with the Company for Good Reason regardless of whether such employment is terminated. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

        4.  The Executive's Covenants.  The Executive agrees that, subject to
            -------------------------
the terms and conditions of this Agreement (a) in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, or if a Change in Control occurs during such six (6) month period, the date which is six (6) months from the date of a Change in Control, (ii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iii) the termination by the Company of the Executive's employment for any reason; and (b) in the event the Executive is terminated under circumstances that would entitle the Executive to severance benefits under Section 6.1(A) of this Agreement, as a condition of the Executive's receipt of such benefits, the Executive shall execute a release set forth in Section 8.2 of this Agreement.

          5.   Compensation Other Than Severance Payments.
               ------------------------------------------

          5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement (other than the Company's short- or long-term disability plan, as applicable) maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

          5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

          5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

          6.   Severance Payments.
               ------------------

          6.1 If the Executive's employment is terminated following a Change in Control and during the Term, (A) by the Company other than for Cause, or (B) by the Executive with Good Reason, the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof; provided, however, that if following a Change in Control and event occurs that
--------  -------
gives the Executive the right to terminate his employment with the Company for Good Reason, the Executive shall be entitled to receive the benefits provided in
Section 6.1(B) regardless of whether such employment is terminated. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or
(iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the board by clear and convincing evidence that such position is not correct.

                        (A) The Company shall pay the Executive the amounts and provide the Executive the benefits the Executive would be entitled to receive under the Employment Agreement had the Executive been terminated by the Company without cause.

                        (B) All stock options and restricted stock held by the Executive under any stock option or incentive plan maintained by the Company (including the Company's Stock Incentive Plan) shall immediately vest and become exercisable as of (i) the Date of Termination or (ii) if earlier, the date on which an event occurs that gives the Executive the right to terminate employment with the Company for Good Reason regardless of whether such employment is terminated, to be exercised in accordance with the terms of the applicable plan.

             6.2 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any payment or benefit received or to be received by the Executive in connection with a Change in Control, the occurrence of a Good Reason event or the termination of the Executive's employment (whether pursuant to the terms of this Agree-ment or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter called "Total Payments") will be subject (in whole or part) to the Excise Tax, then, subject to the provisions of subsection (B) of this Section 6.2, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-up Payment is calculated for purposes of this
Section 6.2), net of the maximum reduction in federal income tax which could be obtained from deduction of such state and local taxes.

     (B) In the event that, after giving effect to any redeterminations described in subsection (D) of this

Section 6.2, a reduction in the Severance Payments to the largest amount that would result in no portion of the Total Payments being subject to the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement) would produce a net amount (after subtracting the net amount of federal, state and local income and employment taxes on such reduced Total Payments) that would be greater than or equal to the net amount of unreduced Total Payments (after deduction of the net amount of unreduced Total Payments (after deduction of the net amount of federal, state and local income and employment taxes and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments), then subsection (A) of this Section 6.2 shall not apply and the cash Severance Payments shall first be reduced (if necessary, to zero), and the non cash Severance Benefits shall thereafter be reduced (if necessary, to zero); provided, however, that the Executive may elect to have the
                     --------  -------
noncash Severance Payments reduced (or eliminated) prior to any reduction of the cash Severance Payments.

        (C) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, unless in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section 6.2(C) and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. If the Executive disputes the Company's calculations (in whole or in part), the reasonable opinion of Tax Counsel with respect to the matter in dispute shall prevail.

     (D) In the event that (i) amounts are paid to the Executive pursuant to subsection (A) of this Section 6.2, (ii) the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, and (iii) after giving effect to such redetermination, the Severance Payments are to be reduced pursuant to subsection (B) of this Section 6.2, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive), to the extent that such repayment results in (i) no portion of the Total Payments being subject to the Excise tax and (ii) a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes) plus interest on the amount of such repayment at 120% of the rate provided in section 1274
(b)(2)(B) of the Code. In the event that (x) the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment) and
(y) after
giving effect to such redetermination, the Severance Payments should not have been reduced pursuant to subsection (B) of this Section 6.2, the Company shall make an additional Gross-Up Payment in respect of such excess and in respect of any portion of the Excise Tax with respect to which the Company had not previously made a Gross-Up Payment (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) within five (5) business days following the time that the amount of such excess is finally determined.

        6.3 The payments provided in subsections (A) of Section 6.1 hereof and in Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination (or if there is no Date of Termination, then the date as of which the Gross-up Payment is calculated for purposes of Section 6.2 hereof); provided, however, that if the amounts of such payments cannot be finally
--------  -------
determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Executive or, in the case of payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth
(30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from Tax Counsel, the Auditor or other advisors or consultants (and any such opinion or advice which are in writing shall be attached to the statement).

     6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder; pro-
                            ---
vided that the Executive substantially prevails on the merits of the claim that
-----
is the subject of the legal proceeding.  Such payments shall be made within five
(5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require and shall be made as such fees are incurred subject to Executive's agreement to promptly return to the Company any amounts to which the Executive is not entitled under the terms hereof.

        7.  Termination Procedures and Compensation During Dispute.
            ------------------------------------------------------

        7.1 Notice of Termination. After a Change in Control and during the
            ---------------------
Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. A Notice of Termination for Good Reason must be given within ninety (90) days following the occurrence of the Good Reason event. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

          7.2  Date of Termination.  "Date of Termination," with respect to any
               -------------------
purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          7.3  Dispute Concerning Termination.  If within fifteen (15) days
               ------------------------------
after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice
--------  -------
of dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

          7.4  Compensation During Dispute.  If a purported termination occurs
               ---------------------------
following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but limited to, salary) and con-
tinue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof); provided, however, the amounts payable under this
                           --------  -------
Section 7.4 shall be reduced by the amount of any compensation of a similar type earned by the Executive as the result of employment by another employer during the period of the dispute.

          8.  No Mitigation; Release.
              ----------------------

          8.1 The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section 7.4 hereof. Further, except as provided in Section 7.4 above, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          8.2 In the event the Executive is terminated under circumstances that would entitle the Executive to severance benefits under Section 6.1(A) of this Agreement, as a condition of the Executive's receipt of such benefits, the Executive shall release the Company from any and all claims, causes of action, debts, contracts, promises and demands, whether in law or equity, that Executive ever had or then has, relating solely to the termination of his employment with the Company (but not including any rights to benefits accrued under any employee benefit plan of the Company or any indemnification whether under law, pursuant to the Company's Amended and Restated By-Laws or the Company's Certificate of Incorporation, or any indemnification agreement between the parties).

          9.  Successors; Binding Agreement.
              -----------------------------

          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this

Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

        9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

        10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               L90, Inc.
               2020 Santa Monica Boulevard
               Suite 400
               Santa Monica, California  90404
               Attention:  Chief Executive Officer

          11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however that this Agreement shall supersede any agreement setting
--------  -------
forth the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated on or following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

        12.  Validity.  The invalidity or unenforceability of any provision of
             --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        13.  Counterparts.  This Agreement may be executed in several
             ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        14.  Settlement of Disputes; Arbitration.
             ------------------------------------

        14.1 All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied.

        14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in
                --------  -------
this Agreement shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

        15.  Definitions.  For purposes of this Agreement, the following terms
             -----------
shall have the meanings indicated below:

        (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

        (B)  "Auditor" shall have the meaning set forth in Section 6.2 hereof.

        (C) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

        (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        (E)  "Board" shall mean the Board of Directors of the Company.

        (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substan-
        tially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.
            (G) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
                    (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or
                    (II) the following individuals cease for any reason to
            constitute a majority of the
        number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
             (III) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the owner-
          ship of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least a majority of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

                   (IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

          (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (I)  "Company" shall mean L90, Inc. and, except in determining under
Section 15(E) hereof whether or not any Change in Control of the Company had occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (J)  "Date of Termination: shall have the meaning set forth in Section
7.2 hereof.

          (K) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (L) "Employment Agreement" shall mean the employment agreement between the Company and the Executive dated September 15, 1999.

          (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (N) "Excise Tax" shall mean any excise tax imposed under section 4999 of the Code.

          (O) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (P) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of
Section 6.1 hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof which shall be no less than ten (10) days following the date of such notice:

                    (I) the assignment to the Executive of any duties inconsistent with the Executive's status as Chief Financial Officer of the combined enterprise that includes the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

                    (II) a reduction by the Company in the Executive's annual base salary as in ef-fect on the date hereof or as the same may be increased from time to time;

               (III) notice to the Executive of the relocation of the Executive's principal place of employment to a location other than the following major metropolitan areas: a) Los Angeles, California; b) San Francisco, California; c) New York, New York; and d) Boston, Massachusetts or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

               (IV) the failure by the Company to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

               (V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including but not limited to the Company's stock option, bonus and other plans or any substitute plans adopted prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

               (IV) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

               (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective. The Executive's right to terminate the Executive's employment for Good
Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

          (Q)  "Gross-Up Payment" shall have the meaning set forth in Section
6.2 hereof.

          (R)  "Notice of Termination" shall have the meaning set forth in
Section 7.1 hereof.

          (S) "Pension Plan" shall mean any tax-qualified, supplemental or excess benefit pension plan maintained by the Company and any other plan or agreement entered into between the Executive and the Company which is designed to provide the Executive with supplemental retirement benefits.

          (T) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) a group of stockholders who have entered into a voting agreement or similar arrangement provided that none of the purposes for which such agreement or arrangement was entered into or maintained includes the effectuation of a Change in Control.

          (U) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

               (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates); or

               (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (V) "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

          (W)  "Severance Payments" shall have the meaning set forth in Section
6.1 hereof.

          (X) "Tax Counsel" shall have the meaning set forth in Section 6.2 hereof.

          (Y) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

          (Z)  "Total Payments" shall mean those payments so described in
Section 6.2 hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          L90, INC.


                                          By  /s/ John Bohan
                                             ----------------------
                                                Name    John Bohan
                                                Title:  CEO



                                          /s/ Tom Sebastian
                                          -------------------------
                                                Tom Sebastian
                                                EXECUTIVE


                                          Address:

                                          447 30th Street
                                          -------------------------


                                          Hermosa Beach, CA
                                          -------------------------


                                          90254
                                          -------------------------

                                          (Please print carefully)